Exhibit 99.1

FOR IMMEDIATE RELEASE

Craig L. Martin Elected Chairman of the

Board of Directors at Hill International

PHILADELPHIA – October 6, 2016 – Hill International (NYSE:HIL), the global leader in managing construction risk, announced today that Craig L. Martin has been elected Chairman of the company’s Board of Directors.

Martin, who joined Hill’s Board in February 2016, has nearly 45 years of experience in the international engineering and construction industry.  In December 2014, he retired as the President and Chief Executive Officer of Jacobs Engineering Group Inc., one of the world’s largest and most diverse providers of technical, professional and construction services.  Martin became President of Jacobs in July 2002 and Chief Executive Officer in April 2006.  He also served as a member of Jacobs’ Board of Directors from 2002 until his retirement. He received his B.S. in civil engineering from the University of Kansas and his M.B.A. from the University of Denver.

“I am pleased and challenged to serve in this capacity,” said Martin.  “Hill has real leadership in construction risk and significant potential.  It is exciting to be a part of it,” added Martin.

Hill International, with 4,500 professionals in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the eighth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-G)

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